FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 19, 2005
BOULEVARD ACQUISITION CORPORATION
(Exact name of registrant as specified in charter)

Delaware	52-2257546
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1504 R Street, N.W., Washington, D.C. 20009
(Address of principal executive offices)            (zip code)
202/387-5400
(Registrant’s telephone number, including area code)
Former address, if changed since last report:
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On August 19, 2005, Boulevard Acquisition Corporation (“we,” “us” or the “Company”) entered into an Asset Acquisition Agreement (the “Agreement”) with Global Food Technologies, Inc. (“GFT”) and Solvis Group, Inc. (“Solvis”) whereby we agreed to distribute sixty-nine million one hundred thirty-four thousand five hundred forty-seven (69,134,547) shares of Company common stock, representing approximately ninety-seven percent (97%), of our total issued and outstanding capital stock, to the shareholders of GFT (the “Shareholders”), and to assume all claims, liabilities and obligations of GFT, in exchange for all of the assets and properties of GFT used and useful in the conduct of GFT’s business (the “Transaction”). The Transaction resulted in a change of control of our Company.
The terms and conditions of the Agreement also resulted in the resignation of some of the directors and all of the officers of the Company prior to the Transaction, and the appointment of additional directors and new officers after the Transaction.
A copy of the Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.
ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS
Pursuant to the Agreement, effective August 19, 2005, we acquired all the assets of GFT including all tangible property, accounts receivable, contract rights, patents, trademarks, copyrights, trade secrets and other intellectual property rights.
Prior to the Transaction, GFT was engaged in the research and development of food safety technologies, specifically, the development of its pathogen kill-step technology designed to reduce significantly the presence of salmonella, camphylobactor and other bacterial pathogens found in seafood, meat and poultry, and dedicated to using these proprietary scientific processes to substantially increase the shelf-life of commercially-packaged seafood, poultry and meat, making those products safer for human consumption. Following the Transaction, we intend to continue the business operations as previously conducted by GFT, and to focus on the commercial production and distribution of products using the technologies developed by GFT prior to the Transaction. We also plan to change our name to Global Food Technology, Inc.
ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
Change in Control as a Result of the Transaction
Pursuant to the terms of the Agreement, we issued sixty-nine million one hundred thirty-four thousand five hundred forty-seven (69,134,547) shares of Company common stock to the Shareholders. As a result, the Shareholders became the majority shareholders of the Company. This constitutes a change in control and is part of our modified business plan. Under our new plan, we have changed our business focus from seeking business opportunities to effect a merger, exchange of capital stock, asset acquisition or other business combination to the commercialization of GFT’s proprietary food processing technologies. Please refer to the section entitled “Business Overview” for more information.
The terms and conditions of the Agreement also resulted in the resignation of some of the directors and all of the officers of the Company prior to the Transaction, and the appointment of additional directors and new officers after the Transaction. See Item 5.02 below for more information.
Simultaneously with the closing of the transaction reported in this Form 8-K, we also issued 1,560,000 shares of our Common Stock to Solvis Group, Inc., a Nevada Corporation, in consideration for Solvis Group bringing us the Global Food Technology opportunity.
A copy of the Asset Acquisition Agreement is filed as Exhibit 10.1 to this Form 8-K. The following table contains information regarding the shareholdings of our directors and executive officers, and of those persons or entities who beneficially own more than 5% of our common stock, as of the date of this report.

		Amount and Nature
	Name and Address of	of Beneficial
Title of Class	Beneficial Owner	Ownership	Percent of Class
Common Stock	James Bouskos	1,547,499	2.18%
Common Stock	Keith Meeks	2,744,264	3.87%
Common Stock	Mark Terry	7,755,035	10.92%
Common Stock	Marshall F. Sparks	100,000	0.14%
Common Stock	Stephen J. Fryer	873,334	1.23%
Common Stock	Gary L. Nielsen	310,000	0.44%
Common Stock	Arthur C. Agnos	10,000	0.01%

All Directors and officers as a Group		11,950,132	16.83%
Business Overview
     Description of our Business
We were incorporated on March 24, 1999, under the laws of the State of Delaware to serve as a vehicle to effect a merger or, participate in an exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. On August 19, 2005 we entered into an Asset Acquisition Agreement with GFT whereby we agreed to distribute sixty-nine million one hundred thirty-four thousand five hundred forty-seven (69,134,547) shares of our common stock to the Shareholders (comprising all of the Shareholders, pro rata in accordance with their respective percentage of ownership) and to assume all claims, liabilities and obligations of GFT, in exchange for receiving all of the assets and properties of GFT used and useful in the conduct of GFT’s business. Since the date of incorporation, we have not been a party to any bankruptcy, receivership or similar proceeding.
     Description of Global Food Technologies, Inc.
GFT was incorporated on August 1, 2001, under the laws of the State of Delaware. Prior to the Transaction, GFT was engaged in the research and development of food safety technologies specifically the development of its pathogen kill-step technology designed to reduce significantly the presence of salmonella, camphylobactor and other bacterial pathogens found in seafood, chicken and poultry, and dedicated to using these proprietary scientific processes to substantially increase the shelf-life of commercially-packaged seafood, poultry and meat, making those products safer for human consumption. A dynamic research and development company, GFT believes it has created a new paradigm in food safety, through its proprietary, low-cost technologies designed to sharply reduce the presence of dangerous, sometimes lethal, pathogens in seafood, poultry and meat products, and significantly increasing the shelf-life and commercial value of these products. We intend to continue GFT’s research and development efforts, and to commence the commercial exploitation of the technologies acquired under the terms of the Agreement.
     Capitalization
We are authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock, with each class having a par value of $.0001 per share. Prior to the Transaction, we had 1,000,000 shares of our common stock issued and outstanding, which were owned by Pierce Mill Associates, Inc. After the Transaction, we have seventy million nine hundred ninety-four thousand five hundred forty-seven (70,994,547) shares issued and outstanding, of which the Shareholders own sixty-nine million, one hundred thirty-four thousand, five hundred forty-seven (69,134,547) shares, or approximately ninety-seven percent (97%) of our total issued and outstanding shares of Common Stock, and the remaining shares are owned by Solvis Group, Inc. and Pierce Mill Associates, Inc. As of date of this report, we have no class of stock issued and outstanding other than our Common Stock, and we have no options issued and outstanding.
     Intellectual Property Rights
Through our predecessor company, GFT, we have developed core technologies that have earned three patent awards from the US Patent and Trademarks Office. These food technology patents, as well as certain patents for which applications are currently pending, allow us to own and control the science which has resulted in a line of marketable food safety solutions. These patents have been registered in the United States as U.S. Patent No. 6,551,641, No. 6,050,391, and No. 5,711,980. We plan to file for protection under these U.S. patents in approximately 31 countries around the world, including the largest seafood and poultry exporting countries. These countries represent the prime target markets for the food safety technologies we have acquired.
     Our Technology and Products
Our patented technologies are designed to reduce dramatically the instances of food-borne illnesses that claim thousands of lives and cost business billions of dollars in losses each year. Our pathogen reduction and elimination technology platform integrates expertise in cellular biology, creating a new field of microbiological research and discovery. These patented technologies allow us to commercialize and license the art for reduction of cellular respiration, cellular dormancy, expansion and contraction of the cellular matrix, associated modified atmospheres, and fluid transfer in feed and discharge to and from the cellular wall. Our mission is to leverage these core technologies into commercially-viable and cost-effective food safety systems for the seafood, poultry and meat processing industries.
This new pathogen elimination “kill step” is designed to help food processors increase the quality, safety and economic value of their products by eliminating the waste, rejection, recall and liability associated with the distribution of contaminated food products. This provides substantial public health and economic benefits to food processors, food distributors, grocers and, ultimately, consumers. Additionally, the extended shelf life which results from the substantial reduction of pathogens when most poultry and seafood are processed, is accomplished without the use of chemicals or irradiation, benefiting all sellers and consumers of food products. We believe that the introduction of an innovative, affordable, patented pathogen elimination “kill step” process represents a quantum leap forward in food processing technology.
Initially we have concentrated the development of products for use by seafood and poultry processors, where the danger is high and the perceived benefits of our product among processors is highest. The BEST(™) Seafood Bacteria Elimination System and BEST(™) Poultry System) represent scientific methods to rid seafood and poultry of disease-causing bacteria (pathogens) both on the surface as well as inside the tissue. Our methods simply add one additional step (prior to freezing and packaging) in the processing lines already in place in virtually every seafood and poultry processing facility.
The Company’s revenue source is established on a royalty basis, by providing our proprietary method and processing equipment to food processors under the terms of a negotiated price-per-pound licensing agreement. Processors who utilize our systems will have a competitive edge over processors who continue to use the current, less effective and less safe methods.
To date, we have tested our technology on seafood on a test run basis, but have not yet commenced commercial manufacture or sale of either on or BEST™ product lines. It should also be noted that our systems are only effective against bacterial pathogens such as salmonella and camphylobactor; however, our technology is not intended to, and does not, have any effect on viral or genetically-transmitted diseases, and so, as an example, would not protect against things like “mad cow disease”. Our management has studied food safety issues extensively, and believes that the largest number of deaths resulting from food-bourne illnesses are attributable to bacterial pathogens.
     Corporate Structure
We have identified markets in 31 countries which we have determined to penetrate first. Our Management and its advisors believe the best way to organize operations is to structure international subsidiaries or operating joint ventures GFT. This will allow us to cultivate strategic alliances on a regional basis and to maximize effectiveness with politics, diplomacy, financing, sales, marketing, service and manufacturing on a country by country basis, aligning with local interests wherever deemed beneficial to growth.
     Government Regulation
Our business will be subject to U.S. federal and state regulations. In addition to all of the other regulations to which a business in the U.S. is subject generally (as to employment, occupational safety, business licensing and so forth), some of our products will be subject to review and approval by the U.S. Food and Drug Administration (the “FDA”), in that we are utilizing our technology to apply a solution into the cells of processed meat, poultry and/or seafood. In addition, other states or foreign jurisdictions in which our processes are used, or product treated with them is exported, may impose further regulations which could be less or more stringent than those imposed by the FDA.
     Description of Property
Currently, we do not own any real property, but leases our seafood processing facility from Parrish Realty, Inc. Our seafood processing plant is located at 1656 Old Kraft Road, Pocatello, Idaho. The lease is effective July 15, 2001, through July 14, 2006, with an option for us to renew for a conservative five years. We lease approximately 40,000 square feet of space. The monthly lease rental is $4,500 from July 15, 2001 through July 14, 2006. We have a month to month lease with the City of Hanford for the lease of an office facility at the monthly rate of $1,048. The office is located at 113 Court, Hanford, California. We lease our engineering office from K&M Property at the monthly rate of $1,398. The engineering office is located at 420 North Main Street, Poctatello, Idaho. We also lease an office from Fryer/Rubel Group at $1,485 per month. The lease is month to month, and the office is located at 4100 Newport Place, Suite 620, Newport Beach, California.
     Litigation
There is no outstanding litigation in which we are involved, and we are unaware of any pending actions or claims against it.

     Directors and Executive Officers
The following sets forth the names and ages of the current Directors of our company, the principal positions held by them, and the date such persons became a director or executive officer of our company. The Directors serve one year terms or until their successors are elected. We have not had a standing audit, nominating or compensation committee of the Board of Directors, or committees performing similar functions, due to the limited scope of our operations in the past and the short time elapsed since the Transaction, but we plan to establish some or all of such committees in the future. All such applicable functions have been performed by our Board of Directors as a whole.
1.	James Bouskos (57): Mr. Bouskos is the Chief Executive Officer and the Chairman of the Board of Directors of our company. He joined GFT in December of 2004 and was appointed the Chairman of the Board. He was appointed to his current position in January of 2005. From January 2000 to September 2004, Mr. Bouskos operated Bouskos Consulting, a business consulting firm that served real estate developers, restaurants, retailers, corporations, including high tech and bio technologies companies, as well as other businesses. Mr. Bouskos has founded many successful businesses in several sectors, including international trade. In 1988, Mr. Bouskos was appointed by the Mayor of San Francisco to the San Francisco Port Commission, which oversees the maritime, commercial, and public operations of San Francisco’s waterfront. He served as both Vice president and President of the Commission. The Port Commission and the Mayor of San Francisco also awarded him the Order of Maritime Merit with the rank of Commander for his distinguished service on the Port Commission, and contributions to the maritime industry. He is also credited with implementing the Embarcadero Plan, which completely renovated the Embarcadero and created Pacific Bell Park, home of the San Francisco Giants.

2.	Keith Meeks (44): Mr. Meeks is the President of our company and a co-founder of GFT. He previously served as the Vice President of Corporate Development of GFT where his responsibilities included working with the GFT’s consultants and advisors to select beta test site partners and primary target markets. He has been a director and an officer of GFT since August of 2001. From August of 2000 to July of 2001, he was the Director of Business Development of Global Food Technologies, LLC, the predecessor of GFT. Mr. Meeks was a Certified Financial Planner and Investment Advisor. He started his career in the financial services industry in 1980 with New York Life. He has won numerous industry awards including Life Member of the International Million Dollar Round Table Association. He is skilled in communications, problem solving and financial planning.

3.	Mark Terry (44): Mr. Terry is the Chief of Research and Development and a Director of our company. Mr. Terry was a co-founder of GFT and was the Chief Technologies Officer, Chief Operating Officer, and Director of GFT from

August of 2001 to the time of the Transaction. From August 2000 to July 2001, he was a managing member of Global Food Technologies, LLC, the predecessor of GFT. He is the inventor of U.S. patent numbers 5,711,980, 6,050,391 and 6,551,641, and has several patent applications pending for certain methods and apparatus. Mr. Terry’s knowledge of food sanitation, microbiology, and modified atmosphere technology has allowed him to develop and patent methods for expanding the cellular matrix of animal products, reducing microbial counts, controlling cellular respiration of food products, extending the shelf life of products, and superior methods for CIP sanitation of production during transportation, as well as scientific packaging.

4.	Marshall F. Sparks (64): Mr. Sparks joined our company in November of 2004 and was appointed his current position of Chief Financial Officer and Secretary of the Company. He has been a consultant on corporate financial matters and capital formation with Hampton Financial and has operated Hampton Financial since September of 1990. Mr. Sparks is a financial executive with extensive experience in development of technology businesses. He has founded and capitalized numerous companies taking them from developmental to the commercial stage. He has facilitated and conducted five initial public offerings, five joint venture transactions, and 15 merger and acquisition transactions. He was a California Certified Public Accountant and earned his undergraduate degree and MBA from the University of California, Berkeley.
5.	Stephen J. Fryer (67): Mr. Fryer has been a Director of our company since December of 2003. He is currently the managing partner of SC Capital Partners, LLC, an investment banking and financial advisory company, since July of 2005. From January of 2003 to July of 2005, he was the Director of Investment Banking of Grant Bettingen, Inc., an investment banking firm. From April of 2001 to December of 2002, he operated Fryer and Associates, an investment banking firm. From December 1998 to April 2001, he was the Chief Executive Officer and Chairman of Pen Interconnect (OTC:BB PENC), a company formerly involved in contract manufacturing. He was a Managing Director of Ventana International, Inc., which is a venture capital and boutique investment-banking firm with over $150 million in capital. He is a graduate of the University of Southern California with a degree in Mechanical Engineering and a minor in Economics. He is a Director of Dalrada Financial Corporation, a public company.

6.	Gary L. Nielsen (62): Mr. Nielson is and has been a Director of our company since December of 2004. Since September 2003, he has been the Vice President of Investment, Treasurer and Director of Terra Capital Group, Inc., a private lot and land financing company. From August 2001 to August 2003, Mr. Nielson was the Chief Financial Officer of Environmental Support

Solutions, Inc. From March 2000 to August 2001, Mr. Nielson worked as a consultant for various companies concerning acquisition of public company and financing.

7.	Arthur C. Agnos (66): Mr. Agnos is a Director of our company. From February 2001 to present, Mr. Agnos has been the Strategic Advisor of E.J. De La Rosa & Company. From June 1993 to January 2001, he was the Regional Director of the U.S. Department of Housing & Urban Development in the Pacific-Hawaii Region.
     Forward Looking Statements and Risk Factors.
Except for historical information, matters discussed in this Current Report are forward-looking statements based on management’s estimates, assumptions and projections. In addition, from time to time, we may make forward-looking statements relating to such matters as anticipated financial performance, business prospects, new products, research and development activities, plans for international expansion, acquisitions and similar matters. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continue,” or the negatives thereof, or variations on such words, and similar expressions are intended to identify such forward looking statements. We note that a variety of factors could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements. These forward-looking statements are mere predictions and are uncertain. These forward-looking statements speak only as of the date of this Current Report. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties that may affect operations, performance, product development and results of the our business in a material way, some of which may be beyond our control, include those discussed elsewhere in this Current Report, marketplace conditions and events, and the following:
The company has a limited history of operations.
We were incorporated in 1999 to serve as a vehicle to effect a merger, participate in an exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. On August 19, 2005, we entered into an Asset Acquisition Agreement with GFT whereby we agreed to distribute sixty-nine million, one hundred thirty-four thousand, five hundred forty-seven (69,134,547) shares which account for approximately ninety-seven percent (97%) of our total issued and outstanding capital stock to the Shareholders in exchange for all of GFT’s assets. This transaction resulted in a change of control of the Company to the Shareholders. GFT was incorporated in August of 2001. Previous to our acquisition of GFT’s assets and liabilities, GFT had been a research & development company since its inception, and had no operating revenue upon which potential investors may now evaluate our performance. Potential investors should be aware of the problems, delays, expenses and difficulties encountered by any company in a start-up stage, many of which are beyond our control. These include, but are not limited to, unanticipated regulatory compliance requirements, marketing problems and intense competition that may exceed current estimates. In addition, although certain members of our current management, who were also former members of GFT’s management, are familiar with various aspects of the food processing industry, the Company itself has no prior experience in manufacturing and installing food-processing plants.
Our success depends on our ability to attract and retain key personnel.
Our success will depend, in part, on the continuing services of our key management personnel. The loss of the services of key personnel could have a material impact on our financial results. Additionally, our success may depend on our ability to attract and retain additional skilled management personnel.
Our success depends on our ability to attract customers.
Our success will depend initially on our ability to attract significant customers from the established fish, meat and poultry processing plants in all of our identified countries. Although there have been expressions of interest from various parties, there is no guarantee that they will agree to acquire our products and services.
Our success depends on our operations.
There is no guarantee that our food processing systems, once installed, will operate correctly, or that customers will be willing to pay the amounts requested to use the our technologies.
Our success depends on our ability to compete with competitors.
Our management is not aware of any other technology which directly competes with our technology, however there are a multitude of companies in operation that focus on food processing technologies and/or meat, poultry and seafood processing operations. Many of these companies have substantially greater financial, marketing, operating, and other resources than we have, which give them a competitive edge. There can be no assurance that such companies will not attempt to replicate the general technology we have developed, or that other technologies will not be developed that will perform better and cheaper than our technologies, by competitors with greater financial and other resources than us. In addition, the food service industry is intensely competitive with respect to pricing and the quality and value of food products offered. Our competitors could also make changes to pricing or other marketing strategies which may impact us detrimentally. As our competitors expand operations, we expect competition to intensify. Such increased competition could have a material adverse effect on our financial position and results of operations.

We are subject to cost fluctuations in our operation that may adversely affect our profitability.
Our business operations may experience operating cost volatility caused by external conditions, market fluctuations and changes in governmental policies. Any substantial fluctuation in our manufacturing or operating costs, if not offset by product price increases, hedging activities or improved efficiencies, may adversely affect our operating performance, business and financial condition.
We may not be able to develop or sustain our operation internationally.
Our management believes that a significant portion of our future business operations will involve the sale of products and/or the licensing of technology outside of the United States. Such international activity involves numerous challenges which include, but are not limited to, currency fluctuations, export and import control regulations, changes in the regulatory requirements of foreign countries, foreign governmental regulation, and interruption due to insurgency, as well as all of the other general risks described above and elsewhere in this Form 8-K. If we are unable successfully overcome the challenges and costs presented by these special considerations, we may not be able to sustain or expand our international holdings, and the failure to do so could create materially adverse consequences for us and our overall financial condition. Furthermore, while there may be insurance available which can help to mitigate some of the risks of foreign operations, such insurance is costly and sometimes only available to entities meeting certain financial or operating requirements. If we cannot afford to take advantage of such insurance, or do not meet the requirements for its availability, then we will be uninsured as to such risks and could suffer significant losses with respect to these foreign holdings.
We are a developmental stage company with an unproven business model and may never obtain market acceptance.
To date, we have not sold any product or service using our technology, and we do not yet have one to the point of commercial sale. As indicated in this Form 8-K, we will require substantial additional investment to reach the point of commercial sale of our products and services, and there can be no assurance that the market for food processing technologies, or the end-users who will consume products treated with our technology, will be receptive to the product and service offerings we intend to provide at the prices we intend to charge for them, or at all.
Our business is subject to federal, state and local government regulations that could adversely affect our business and financial position.
Our business will be subject to U.S. federal, state and local regulations. In addition to all of the other regulations to which a business in the U.S. is subject generally (as to employment, occupational safety, business licensing and so forth), some of our products will be subject to review and approval by the FDA, in that we are utilizing our technology to apply a solution into the cells of processed meat, poultry and/or seafood. While it is possible that we may be able to receive a “fast-tracked” approval process under current regulations, any change in those regulations, or change in the interpretations or requirements of the FDA, may necessitate a longer review. In addition, other states or foreign jurisdictions in which our processes are used, or product treated with them is exported, may impose further regulations which could be les or more stringent than those imposed by the FDA. There can be no assurance that we will receive FDA, other state, and/or foreign approvals to sell products and services incorporating our technology as quickly and/or at such costs as we have assumed, or at all.
Our business is subject to general risks of the food industry.
Food processors are subject to the risks of adverse changes in general economic conditions, evolving consumer preferences and nutritional and health-related concerns, changes in food distribution channels and increasing buying power of large supermarket chains and other retail outlets that tend to resist price increases, federal, state and local food processing controls, consumer product liability claims, and risks of product tampering.
Our business is subject to environmental legislation or regulations that could adversely affect our business and financial position.
The disposal of solid and liquid waste material resulting from the preparation and processing of foods are subject to various federal, state and local laws and regulations relating to the protection of the environment. Such laws and regulations have an important effect on the food processing industry as a whole, requiring substantially all firms in the industry to incur material expenditures for modification of existing processing facilities and for construction of upgraded or new waste treatment facilities. We cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require additional expenditures by us, some of which could be material.
Evolving regulation of corporate governance and public disclosure may result in additional expenses and continuing uncertainty.
Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.
We may have difficulty implementing, in a timely manner, the internal controls procedures necessary to allow our management to report on the effectiveness of our internal controls.
Pursuant to Section 404 of Sarbanes-Oxley Act, we will be required to furnish an internal controls report of management’s assessment of the effectiveness of our internal controls as part of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Our auditors will then be required to attest to, and report on, our assessment. In order to issue our report, our management must document both the design of our internal controls and the testing processes that support management’s evaluation and conclusion. Our management has begun the necessary processes and procedures for issuing its report on our internal controls. However, we may face significant challenges in implementing the required processes and procedures. There can be no assurance that we will be able to complete the work necessary for our management to issue its management report in a timely manner, or that management will be able to report that our internal controls over financial reporting are effective.
The nature of our business exposes us to potential litigation.
We have thousands of interactions or transactions each day with vendors, customers, employees and others. In the ordinary course of business, disputes may arise for a number of reasons. We may also be subject to liability claims or product recalls for products to be distributed in the future. We cannot be certain that we will prevail in every legal action brought against us.
Concerns with the safety and quality of food products could cause customers to avoid our products.
We could be adversely affected if our customers and the ultimate consumers of our products lose confidence in the safety and quality of various food products. Adverse publicity about these types of concerns, like the publicity about genetically modified organisms, “mad cow disease” and foot and mouth disease in Europe, whether or not valid, may discourage our customers from buying our products or cause production and delivery disruptions. Any negative change in customer perceptions about the safety and quality of our products could adversely affect our business and financial condition.
We may not be able to effectively protect our intellectual property rights, which could harm our business by making it easier for our competitors to duplicate our services.

We regard certain aspects of our products, processes, services and technology as proprietary. We have taken (and/or intend to take) steps to protect them with patents, trademarks, restrictions on disclosure and other methods. Despite these precautions, we cannot be certain that third parties will not infringe or misappropriate our proprietary rights or that third parties will not independently develop similar products, services and technology. While there are currently no outstanding infringement claims pending by or against us, we cannot assure the public that third parties will not assert infringement claims against us in the future, that assertions by such parties will not result in costly litigation, or that they will not prevail in any such litigation. In addition, we cannot assure the public that we will be able to license any valid and infringed patents from third parties on commercially-reasonable terms or, alternatively, be able to redesign products on a cost-effective basis to avoid infringement. At the same time, we may have to resort to litigation to enforce our intellectual property rights, protect our trade secrets, determine the validity and scope of the proprietary rights of others, or defend ourselves from claims of infringement, invalidity or unenforceability. Litigation may be expensive and divert resources even if we win. Any infringement, misappropriation or independent development and any litigation arising therefrom could materially and adversely affect our business, financial condition and operating results such that it could cause us to reduce or cease operations.
We have no manufacturing capabilities and limited manufacturing personnel, but will instead depend on third parties to manufacture our products and future products; if these manufacturers fail to meet our requirements, our product development and commercialization efforts may be materially harmed.
We have limited personnel with experience in, and we do not own facilities for, manufacturing any products. We will depend on third parties to manufacture our products and any future products that we may develop. We will enter into agreements with manufacturers to provide finished product services for commercial supply. These manufacturers of our products will be single source suppliers to us for a significant period of time.
We have not yet manufactured our products at commercial scale on a consistent basis. In order to produce our products in the quantities necessary to meet anticipated market demand, we and our contract manufacturers will need to increase manufacturing capacity. If we are unable to validate our commercial scale manufacturing process or increase our manufacturing capacity, or if the cost of this increased capacity is onerous to us, we may not be able to produce our products in a sufficient quantity to meet future demand. In addition, our revenues and gross margins could be adversely affected.
Reliance on third party manufacturers entails risks to which we would not be subject if we manufactured products ourselves, including:
•	reliance on the third party for regulatory compliance and quality assurance;

•	the possible breach of the manufacturing agreement by the third party because of factors beyond our control; and

•	the possibility of termination or non-renewal of the agreement by the third party, based on its own business priorities, at a time that is costly or inconvenient for us.
We may in the future elect to manufacture some of our products in our own manufacturing facilities. We would need to invest substantial additional funds and recruit qualified personnel in order to build or lease and operate any manufacturing facilities.
We may not be able to keep up with rapid technological changes, which could render our products and processes obsolete.
The food processing industry is characterized by rapid technological change, changes in customer requirements and preferences, frequent introduction of products and services embodying new technologies and the emergence of new industry standards and practices that could render our existing technology and systems obsolete. Our future success will depend on our ability to enhance and improve the responsiveness, functionality, accessibility and features of our products. We expect that our marketplace will require extensive technological upgrades and enhancements to accommodate many of the new products and services that we anticipate will be added to our marketplace. We cannot assure you that we will be able to expand and upgrade our technology and systems, or successfully integrate new technologies or systems we develop in the future, to accommodate such increases in a timely manner which may either delay or prevent us from completing the development of our products and processes.
Our business model is dependent upon joint ventures and strategic alliances with, and possibly acquisitions of, other similar food processing technology companies.
Our business model is dependent upon growth through the creation of joint ventures or other strategic alliances with companies in the various countries where we intend to operate that can provide us with in-country knowledge about, and important contacts within, the food processing industry in that country, increased channels of distribution, and other resource enhancements that are designed to make the roll-out of our products and services within that country more successful. In other cases, we may determine to acquire other technology companies or technologies to add to our available product and services offerings if, in our management’s decision, such acquisitions would help to create a stronger company for our shareholders. Joint ventures, strategic alliances and acquisitions all involve certain risks, including, among other things, the following:
•	difficulties in integrating the operations, technologies, products and personnel of the acquired companies;

•	diversion of management’s attention from normal daily operations of the business;

•	difficulties in entering markets in which we have no or limited direct prior experience and where competitors in such markets have stronger market positions;

•	initial dependence on unfamiliar partners;

•	insufficient revenues to offset increased expenses associated with acquisitions; and

•	the potential loss of key employees of the acquired companies.
Acquisitions and other significant transactions may also cause us to do the following:
•	issue common stock that would dilute our current stockholders’ percentage ownership;

•	assume liabilities;

•	record goodwill and non-amortizable intangible assets that will be subject to impairment testing on a regular basis and potential periodic impairment charges;

•	incur amortization expenses related to certain intangible assets; or

•	incur large and immediate write-offs, and restructuring and other related expenses; or become subject to litigation.
Mergers and acquisitions of technology companies are inherently risky, and no assurance can be given that our previous or future acquisitions will be successful and will not materially adversely affect our business, operating results or financial condition. Failure to manage and successfully integrate acquisitions we make could harm our business and operating results in a material way.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
(b) Departure of Principal Officers of the Company
At closing of the Transaction, Stephen J. Fryer resigned his position as President, Chief Executive Officer, and Chief Financial Officer of our company, but remained a director of our company.
(c) Appointment of Directors and/or Principal Officers of the Company
At the closing of the Transaction, the following individuals were appointed directors and/or principal officers of our Company:
1.	Jim Bouskos was appointed as the Chief Executive Officer and Director, and serves as Chairman of the Board of Directors of our company.

2.	Keith Meeks was appointed as President of our company.

3.	Mark Terry was appointed as a Director of our company.

4.	Gary Nielson was appointed as a Director of our company.

5.	Marshall F. Sparks was appointed as a Director of our company and he will also serve as the Company’s Chief Financial Officer, Secretary and Treasurer.

6.	Arthur C. Agnos was appointed as an Independent Director of our Company
For a brief description of the related experience of each of the above named individuals, please refer to the Section entitled “Directors and Executive Officers” above.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
Item 5.03(a) Amendments to Articles of Incorporation or Bylaws On August 19, 2005, the Board filed an amendment to our Certificate of Incorporation to change the name of our company to Global Food Technology, Inc. The full text of the Certificate of Amendment to Certificate of Incorporation is attached as Exhibit 3.1(i) to this Current Report on Form 8-K, and is incorporated herein by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Business Acquired.
Audited financial statement of GFT meeting the requirement of Rule 3-05(b) of Regulation S-X (CEF 210.3-05(b)) will be filed by us on an Amendment to this Form 8-K within sixty (60) days from the date of this current report on Form 8-K.
(b)	Pro Forma Financial Information
Audited financial statement of meeting the requirement of Article 11 of Regulation S-X (10 CFR 210) will be filed by us on an Amendment to this Form 8-K within sixty (60) days from the date of this current report on Form 8-K.
(c)	Exhibits

Exhibit No.	Description
10.1	Asset Acquisition Agreement dated as of August 19, 2005 between Global Food Technologies, Inc., Solvis Group, Inc. and Boulevard Acquisition Corporation.

3.1(i)	Certificate of Amendment to Certificate of Incorporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOULEVARD ACQUISITION CORPORATION

August 19, 2005	By: /s/	Keith Meeks

	Name:	Keith Meeks,
President